Exhibit 99.4

REVOCABLE PROXY

ALLIANCE BANCORP OF NEW ENGLAND, INC.

SPECIAL MEETING OF STOCKHOLDERS

DECEMBER             , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Alliance Bancorp of New England, Inc. (the “Company”) which the undersigned is entitled to vote at a Special Meeting of Stockholders (“Meeting”) to be held at The Colony, Route 83, Talcottville, Vernon, Connecticut at 10:00 a.m., local time, on December             , 2003. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as set forth on the reverse side of this proxy.

IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued and to be signed on the reverse side)

Special Meeting of Stockholders

ALLIANCE BANCORP OF NEW ENGLAND, INC.

DECEMBER    , 2003

¯    Please Detach and Mail in the Envelope Provided    ¯

☒ Please mark your votes as indicated

1.    Approval of the Agreement and Plan of Merger by and among New Haven Savings Bank, Alliance Bancorp of

New England, Inc. and Tolland Bank, dated as of July 15, 2003, pursuant to which Alliance Bancorp of New England, Inc. will be merged into New Haven Savings Bank’s holding company, NewAlliance Bancshares, Inc. and each share of Alliance Bancorp of New England, Inc. common stock will be converted into the right to receive the merger consideration of $25.00 per share in the form of either cash or NewAlliance Bancshares common stock.

		For ☐	Against ☐	Abstain ☐
The Board of Directors recommends a vote “FOR” the listed proposal
	2. Approval of adjournment of the Special Meeting, if necessary, to permit solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to Approve the Plan.	For ☐	Against ☐	Abstain ☐

Should the undersigned be present and elect to vote at the Meeting or any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special

Meeting of Stockholders or by the filing of a later-dated proxy to a vote being taken on the proposal at the Meeting.

Please complete, date and sign this proxy and return it promptly in the enclosed postage paid envelope.

Signature of Shareholder	Print Name of Shareholder	Signature of Shareholder	Print Name of Shareholder	Dated: , 2003

Note: Please sign exactly as your name appears on this proxy card. Joint owners should each sign. When signing as attorney,

executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, one holder should sign.